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                                                                     EXHIBIT 5.1

                       [BAKER & BOTTS, L.L.P. LETTERHEAD]



                                                              September 13, 1999


Heritage Propane Partners, L.P.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

Gentlemen:

            As set forth in the Registration Statement on Form S-3 (Registration No. 333-86057), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") by Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), under the Securities Act of 1933, as amended (the "Act"), relating to common units ("Common Units") and debt securities ("Debt Securities") of the Partnership (together, the "Securities") to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $150,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

            In our capacity as your counsel in the connection referred to above, we have examined (i) the Partnership's Certificate of Limited Partnership and Agreement of Limited Partnership, each as amended to date, (ii) the form of the Senior Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Senior Indenture"), pursuant to which the senior Debt Securities may be issued, (iii) the form of the Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Subordinated Indenture"), pursuant to which the subordinated Debt Securities may be issued and (iv) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

            In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and


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Heritage Propane Partners, L.P.      - 2 -                    September 13, 1999


delivered by the Partnership and the other parties thereto; and (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued and, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Common Units will be fully paid and nonassessable.

            2. With respect to Debt Securities to be issued under a Senior Indenture, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3. With respect to Debt Securities to be issued under a Subordinated Indenture, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the


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Heritage Propane Partners, L.P.      - 3 -                    September 13, 1999

      Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Baker & Botts, L.L.P.